Exhibit 99.1

B&G Foods Announces Partial Redemption of
12% Senior Subordinated Notes due 2016

— All EISs to Split into Component 12% Senior Subordinated Notes and
Shares of Class A Common Stock on the Redemption Date—

PARSIPPANY, N.J., October 2, 2009 — B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high quality, shelf-stable foods, announced today that it has issued a notice of redemption for $90,000,002.95 principal amount of its outstanding 12% senior subordinated notes due 2016 at a cash redemption price of 106% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on such amount, to, but excluding, November 2, 2009.  Upon completion of the redemption on November 2, 2009, $69,540,885.70 principal amount of the senior subordinated notes will remain outstanding.

The senior subordinated notes redeemed will include senior subordinated notes represented by the Company’s Enhanced Income Securities (EISs) and senior subordinated notes held separately.  Each EIS represents one share of the Company’s Class A common stock and $7.15 principal amount of the senior subordinated notes.  The senior subordinated notes will be redeemed on a pro rata basis in accordance with the terms of the indenture governing the senior subordinated notes and will be redeemed in principal amounts of $7.15 or integral multiples thereof.

Pursuant to the terms of the indenture, the partial redemption of the senior subordinated notes by B&G Foods will result in an automatic separation (or “splitting”) of all of the EISs on the redemption date.  As a result, the EISs, which currently trade on the New York Stock Exchange under the symbol “BGF,” will cease trading before the opening of the market on November 2, 2009.  When the market opens on November 2, 2009, those shares of Class A common stock that had previously been represented by EISs, will trade on the New York Stock Exchange under the symbol “BGS” together with all other outstanding shares of the Company’s Class A common stock.  The remaining senior subordinated notes that are not redeemed, whether previously represented by EISs or held separately, will not be listed on an exchange and B&G Foods does not intend to create or sustain a market for such notes following the redemption date.  Thus, the extent of any market for the remaining senior subordinated notes will depend upon, among other things, the principal amount of the senior subordinated notes that remain outstanding after the redemption date, the number of holders remaining at such time and the interest in maintaining a market in the senior subordinated notes on the part of securities firms.  Holders may need to hold their senior subordinated notes until maturity or an earlier redemption, if any, by the Company.

The automatic separation of the EISs and the partial redemption of the senior subordinated notes will not result in any change in the payments that holders of the component senior subordinated notes and shares of Class A common stock should expect to receive, except that after the redemption date holders will no longer receive interest payments on those senior subordinated notes that have been redeemed.

A holder of senior subordinated notes that are not redeemed will continue to be entitled to receive quarterly interest payments at an annual rate of 12% of the aggregate principal amount of the senior subordinated notes held by such holder, or $0.2145 per senior subordinated note (equal to $0.858 per senior subordinated note per year).  Likewise, holders of the Class A common stock will continue to receive quarterly dividend payments if and to the extent dividends are declared by the board of directors.  B&G Foods has declared and paid quarterly dividends on the Class A common stock each quarter since the 2004 initial public offering of EISs.  The current intended dividend rate on the Class A common stock is $0.17 per share (equal to $0.68 per share annually).  Dividend payments, however, are not mandatory or guaranteed and holders of the Class A common stock do not have any legal right to receive, or require B&G Foods to pay, dividends.  The board of directors may at any time decrease the level of dividends or entirely discontinue the payment of dividends.

“We believe that using the net proceeds of our recently completed public offering of Class A common stock, supplemented by cash on hand, to accomplish the partial redemption of the 12% senior subordinated notes is the most effective use of those funds,” stated David L. Wenner, President and Chief Executive Officer of B&G Foods.  “On a pro forma basis, our fiscal 2009 free cash flow after dividends, interest, taxes and capital expenditures is expected to improve slightly as a result of the equity offering and partial redemption, with after-tax interest savings from the partial redemption offsetting dividend payments on the additional shares of Class A common stock.  Due to the after-tax interest savings from the partial redemption, our projected fiscal 2009 earnings per share are expected to be diluted only slightly despite the substantial increase in shares of Class A common stock outstanding.”

“The EIS has been a remarkable investment vehicle, returning approximately $8.37 in dividend and interest payments to an investor who bought an EIS at the $15.00 initial public offering price in October 2004 and who holds it through October 30, 2009.  That return is a testimony to the strength and stability of B&G Foods’ portfolio of brands and the strong cash flow that it generates.  We look forward to continuing to provide our investors with a high-yield dividend on our shares of Class A common stock, all of which following the partial redemption of the senior subordinated notes will trade under the symbol, “BGS.”

The partial redemption of the senior subordinated notes is expected to result in a pre-tax charge in the Company’s fourth quarter of fiscal 2009 of $9.5 million, which represents a cash charge of $5.4 million relating to the call premium and a non-cash charge of $4.1 million relating to the write-off of unamortized debt issuance costs associated with the redeemed notes.  During the third quarter of fiscal 2009, the Company repurchased $6.3 million principal amount of senior subordinated notes, which is expected to result in a pre-tax charge in the Company’s third quarter of $0.7 million, representing a cash charge of $0.4 million relating to the repurchase premium and a non-cash charge of $0.3 million relating to the write-off of unamortized debt issuance costs associated with the repurchased notes.

Interest on the redeemed portion of the senior subordinated notes will cease to accrue on and after November 2, 2009.  The only remaining right of the holders thereof shall be to receive payment of the redemption price (together with the accrued and unpaid interest on such amount).

A Notice of Partial Redemption is being mailed by The Bank of New York Mellon, the trustee for the notes, to the registered holder of the notes.  Copies of the Notice of Partial Redemption and additional information relating to the procedure for redemption may be obtained from The Bank of New York Mellon at 1.800.254.2826.

Additional information concerning the partial redemption and the automatic splitting of the EISs will be posted to the Investor Relations section of B&G Foods’ website, www.bgfoods.com, under the heading “Investor FAQ.”

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat,

Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	Matt Lindberg
866-211-8151	203-682-8214